Testmasters, Inc.
9620 Chesapeake Drive, Suite 201
San Diego, California 92123
(858) 715-5500
 www.testmastersinc.com

 Federal Supply Schedule Contract number
GS-35F-0155L

Testmasters, Inc. is a solutions-based software testing and quality assurance services organization providing software products and services to the Federal government. Testmasters' testing services and tools enable effective test planning, data development, project management, strategy design and IV&V services to ensure software system quality. Testmasters, Inc. works with each client to engineer successful project completion within the unique parameters of the project.

Summary of GSA Contract
GSA Contract:	GS-35F-0155L
Contract Period:	12-29-00 through 12-28-05
Contractor:	Testmasters, Inc. 4167 Avenida de la Plata Suite 108 Oceanside, CA 92056 760-724-2720 phone 800-499-3811 toll-free 760-630-8139 fax testmasters@testmastersinc.com http://www.testmastersinc.com
Business Size:	Small Business
Tax ID #:	33-0525155
Cage Code #:	1MP56
DUNS #:	83-6116483
Scope of Contract

Special Item No. 132-33 Perpetual Software Licenses
Special Item No. 132-34 Maintenance of Software
Special Item No. 132-50 Training Courses
Special Item No. 132-51 Information Technology
    Professional Services

FSC CLASS 7030 - Microcomputers, Application Software

FPDS Code U012- Training Courses For Information
  Technology Equipment And Software

FPDS Code D301 - IT Facility Operation and Maintenance

FPDS Code D306 - IT Systems Analysis Services

FPDS Code D308 - Millennium Conversion Services (Y2K)

FPDS Code D311 - IT Data Conversion Services

FPDS Code D399 - Other IT Services, NEC

Special Item No. 132-33 Perpetual Software Licenses Special Item No. 132-34 Maintenance of Software Special Item No. 132-50 Training Courses
SIN	Part Number	Description	GSA Rate w/ IFF

132-33		Test Management System Software (TMS): software product that provides a database facility for software test definition, test tracking and problem tracking.
132-33	TMSB/2-6	TMS Basic License (2-6 users)	$ 8,484.84
132-33	TMSS/7-18	TMS Select License (7-18 users)	$ 12,121.20
132-33	TMSP/19-35	TMS Premier License (19-35 users)	$ 18,181.80
132-33	TMSC-Site	TMS Corporate Site License	$ 23,030.28
132-33

Test Management System Lite (TMS Lite): a simplified software application version of TMS offering software test management and problem tracking. (Technical support at no charge; additional licenses required for upgrades.)

132-33	TMSLITE/2-6	TMS Lite Basic License (2-6 users)	$ 1,170.91
132-33	TMSLITE/7-18	TMS Lite Select License (7-18 users)	$ 1,729.29
132-33	TMSLITE/19-35	TMS Lite Premier License (19-35 users)	$ 2,593.94
132-33	TMSLITE-Site	TMS Lite Corporate Site License	$ 3,285.65
132-33		Problem Reporting System (PRS): software application for problem management and tracking of error and problem information during software testing.
132-33	PRSB/2-6	PRS Basic License (2-6 users)	$ 404.04
132-33	PRSS/7-18	PRS Select License (7-18 users)	$ 808.08
132-33	PRSP/19-35	PRS Premier License (19-35 users)	$ 1,454.54
132-33	PRSC-Site	PRS Corporate Site License	$ 2,020.20
132-34	MAINT	TMS Maintenance Contract per year per site	$ 3,030.30
132-50	GTRAINING	Product Training per day (Group training)	$ 909.09

	Special Item No. 132-51 Information Technology Professional Services Labor Category Listings and GSA Rates (Client Site)
Category Number	Labor Category	GSA Rate
1	Principal Project Manager for Software Development and Testing	$179.42
2	Project Manager for Software Development and Testing	$153.79
3	Senior Technical Consultant	$141.47
4	Software Test Manager I	$103.76
5	Software Test Manager II	$98.57
6	Senior Test Specialist	$98.57
7	Technical Test Consultant	$88.19
8	Test Specialist I	$68.12
9	Test Specialist II	$57.07
10	Technical Support Specialist	$73.94
11	Technical Administrative Specialist	$80.81
12	Application Tester	$57.07
13	Application Developer	$67.44

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